EXHIBIT 5.1

[Letterhead of Jenner & Block, LLC]

March 5, 2003

General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042
Attn:  David A. Savner,
Senior Vice President and
General Counsel

Re:  General Dynamics Corporation Non-Employee Directors 1999 Stock Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as counsel to General Dynamics Corporation (the “Company”) and are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), on or about the date of this letter to register 210,000 shares of common stock, par value $1.00 per share (the “Shares”), of the Company which may from time to time be offered and sold by the Company in connection with the Plan.

We are familiar with the Registration Statement and the Exhibits thereto. We have also examined original or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as we have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, we have relied upon certificates or written statements from officers and other appropriate representatives of the Company or public officials. In all such examinations we have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted as originals.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement, including any amendments thereto, shall have become effective under the Act, the Shares, when issued pursuant to and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Jenner & Block, LLC
Jenner & Block, LLC